Press Release

For Immediate Release
Contact: Claire S. Bean, Executive Vice President and Chief Financial Officer
1-508-528-7000 x363

Benjamin Franklin Bancorp Announces Annual Meeting Results

FRANKLIN, MASSACHUSETTS (May 12, 2006): Benjamin Franklin Bancorp, Inc.
(the “Company”) (Nasdaq: BFBC), held its first Annual Meeting of Stockholders on May 11, 2006. At the meeting, voting results were announced for the proposals on the stockholders’ proxies.

Six members of the Board of Directors were elected for three-year terms: William P. Bissonnette, CPA, Paul E. Capasso, Jonathan A. Haynes, Anne M. King, Dr. Neil E. Todreas, and Charles Yergatian.

Stockholders also voted to approve the Benjamin Franklin Bancorp, Inc. 2006 Stock Incentive Plan and to ratify Wolf & Company, P.C. as the independent auditors for 2006.

At March 31, 2006, the Company had total assets of $896.1 million and nine banking locations: two in each of Franklin and Waltham, and one in each of Bellingham, Foxboro, Medfield, Milford and Newton, Massachusetts. The Company offers a full range of products and services for consumers and small to mid-sized businesses.